                                                                    Exhibit 99.1

Aurora Foods Inc.


                                     Contact:  Mark Kollar          212-232-2248



For Immediate Release
=====================



                        New Leadership for Aurora Foods

                   Former ConAgra and Stroh Executives Named
                           To CEO and CFO Positions

               Company restates 1999 and1998 Financial Results;
                        Reports $0.07 EPS loss in 1999

                      ----------------------------------

ST. LOUIS, April 3, 2000 - Aurora Foods Inc. (NYSE: AOR), a leading producer and marketer of premium branded foods, today announced the appointments of James T. Smith, former President and Chief Operating Officer of ConAgra Frozen Prepared Foods, to the positions of President and Chief Executive Officer, and Christopher T. Sortwell, former Executive Vice President and Chief Financial Officer of The Stroh Companies, as EVP and CFO. Both executives will join the Company's Board of Directors.

     "Recruiting exceptional management leadership talent for Aurora has been a top priority," said Richard C. Dresdale, the Company's acting Chairman and President of Fenway Partners, which along with McCown De Leeuw & Co. and other founding investors own approximately 65% of the Company's common stock. "Both Mr. Smith and Mr. Sortwell are highly experienced branded food-products executives with distinguished records of accomplishment. Together, they bring the right combination of vision and management skill to grow Aurora profitably in the future."

     Mr. Smith has nearly 30 years of business management and marketing experience in branded food and consumer goods products. During his tenure at the Frozen Prepared


                                    -more-

Foods Group, which includes such brands as Healthy Choice(R), Banquet(R) and Marie Callender's(R), Mr. Smith completed a revitalization of the business, more than doubling revenue and turning the group into one of ConAgra's most profitable and successful businesses. During this period, ConAgra's frozen consumer market shares increased by more than one-third to become the market leader in nearly every major segment in which it competes. Prior to joining ConAgra, Mr. Smith served as President of Gerber Products Company and also held numerous senior management positions at Procter & Gamble in the United States and Europe, including management of the Duncan Hines(R) brand, which is now part of Aurora's brand portfolio.

     "Aurora is an exciting business with some of the best quality brands in all the food industry. Every one of these brands is well recognized and enjoys a special place of trust with consumers," said Mr. Smith. "Our focus will be to build on this trust and the strength of our brand equities with stronger sales and marketing programs and new products. We believe this is the best way to grow our top line, to increase our profits and to deliver long-term value to our shareholders."

     Mr. Sortwell joins Aurora from The Stroh Companies, where he was responsible for all financial and strategic planning activities. During his 15-year tenure, he developed strong working relationships with the financial community. Mr. Sortwell was also responsible for Stroh's leading contract-manufacturing and international businesses. Prior to joining Stroh, Mr. Sortwell spent five years at McKinsey & Company.

Accounting Adjustments and Restated Financial Statements

     The Company also announced restatements of earnings that decrease previously reported pre-tax earnings for the first three quarters of 1999 by an aggregate of $43.3 million and restatements that decrease pre-tax earnings for the third and fourth quarters of 1998 by an aggregate of $38.3 million. The restatements are primarily related to trade promotion expenses, including price concessions and promotion-support allowances. As a result of completing the restatement process, the Company said that it will file with the Securities and Exchange Commission an amended Form 10-Q for the third quarter of


                                    -more-

1998 and an amended Form 10-K for 1998, as well as amended Form 10-Qs for each of the first, second and third quarters of 1999.

     The attached tables reflect the Company's restated financial results for 1998 and 1999.

     "The restatement closes a disappointing chapter for the Company," said Mr. Dresdale. "We have expended considerable effort and resources to ensure that the Company's financial reporting process and business practices adhere to the highest standards going forward. The Company has reviewed its systems and accounting policies related to trade promotions and believes that its restated results reflect accurately its trade promotion obligations."

     The Company also reported that it has received an amendment to its Credit Agreement with its senior lenders that waives prior defaults and modifies financial and other covenants for the year ending December 31, 2000. In addition, the lenders under the Credit Agreement have agreed, through June 30, 2000, not to exercise any remedies available to them as a result of any default under the indenture governing the Company's 9 7/8% Senior Subordinated Notes due 2007 and 8 3/4% Senior Subordinated Notes due 2008. The Company intends to promptly initiate discussions with the holders of the Subordinated Notes to obtain consents for amendments to the related indentures and a waiver to ensure that the Company is in compliance with the covenants thereunder. The Company has retained Wasserstein Perella & Co. as financial advisor to assist it in negotiations with the holders of the Subordinated Notes.

1999 Fourth-Quarter and Year-End Results

     For the fourth quarter ended December 31, 1999, the Company reported net sales of $295.2 million, versus $276.6 million on a restated basis in the comparable 1998 period. The net loss for the quarter was $5.0 million, or a loss of $0.08 per share, compared with net income of $4.6 million, or $0.07 per share, on a restated basis for the prior year.


                                    -more-

     Fourth-quarter adjusted EBITDA prior to transition expenses in 1999 was $31.9 million, compared with fourth-quarter adjusted EBITDA of $36.0 million in 1998 on a restated basis, prior to transition expenses.

     For the year ended December 31, 1999, the Company reported net sales of $995.4 million, compared with $784.6 million on a restated basis for 1998. The results for 1999 include net sales of Lender's(R), acquired on November 1, 1999, and of Chef's Choice(R), acquired on April 1, 1999. The net loss for the year was $4.4 million, or a net loss of $0.07 per share, compared with a loss of $69.1 million, or a loss of $1.29 per share, on a restated basis for 1998. Adjusting for a $6.1 million after-tax effect of transition expenses, adjusted 1999 EPS was $0.03. Adjusting for a $72.0 million after-tax effect of an incentive plan expense, transition expenses and an extraordinary item, adjusted 1998 EPS was $0.05.

     Adjusted EBITDA prior to transition and incentive plan expenses for 1999 was $128.1 million, compared with $113.8 million for 1998 on a restated basis.

     Pro forma net sales for 1999, assuming full-year ownership of Lender's(R) and Chef's Choice(R), were $1,190.0 million, compared with $1,211.4 million for 1998 on a restated basis, assuming full-year ownership of VDK, Duncan Hines(R), Lender's(R) and Chef's Choice(R). Pro forma adjusted EBITDA for 1999 was $166.3 million, compared with $164.1 million for 1998 on a restated basis.

     Fourth-quarter and year-end 1999 sales were driven by strong performance in frozen seafood and Chef's Choice(R) and offset by declines in baking mixes, Lender's(R) and breakfast products.

Outlook

     The Company expects sales for the quarter ended March 31, 2000 to be approximately $320 million, versus $331 million on a Pro forma basis for the prior comparable period in 1999. Demand for Aurora's leading brands continues to be strong with market-share improvements realized across a majority of its product categories;


                                    -more-
however, this year's late Lenten season depressed frozen seafood and baking sales. The Company also expects to focus on several profitability initiatives during the year, including streamlining operations and management structure. As a result, the Company expects to take a one-time charge of up to $10 million in the second quarter of 2000.

Attached are biographies of Messrs. Smith and Sortwell.

About Aurora Foods

     Aurora Foods Inc., which is based in St. Louis, is a leading producer and marketer of premium branded food products. In February 2000, the Company moved its headquarters to St. Louis from San Francisco. For more information, visit the Company's Web site, www.aurorafoods.com.

     The Company filed for an extension of the filing of its annual report on Form 10-K for the year ended December 31, 1999, and will file the report on April 14, 2000. The Company intends to mail its annual report to its shareholders after that date.

Safe Harbor Language

     Statements made in this press release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Act of 1996. The forward-looking statements include, without limitation, estimates of results of operations and future earnings. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. These factors include, among others: general economic and business conditions, competition, changing consumer preferences based on nutrition, health and other concerns, the availability and cost of raw materials used in the Company's products, changes in business strategy and environmental and other governmental regulation. These risks and uncertainties, as well as others related to the Company, are set forth in greater detail in the Company's Annual Reports on Form 10-K and Quarterly Reports on Forms 10-Q filed with the Securities and Exchange Commission.


                                    -more-

                               Aurora Foods Inc.
                     Consolidated Statements of Operations
                                (in thousands)



                                   Year Ended December 31,
                           ---------------------------------------
                                     1998
                           ------------------------
                           Reported        Restated         1999/1/
                           ------------------------      ---------
Net Sales                  $ 789,193      $ 784,557      $ 995,418

Cost of Goods Sold           317,547        318,935        424,936
                           ---------      ---------      ---------
Gross Profit                 471,646        465,622        570,482

Brokerage and Distribution    74,703         77,553        103,518
Trade Promotions             173,467        201,927        241,282
Consumer Marketing            56,683         56,699         77,092
                           ---------      ---------      ---------
Total Brokerage,
Distribution and Marketing   304,853        336,178        421,891

Amort. of Goodwill &
Other Intangibles             30,048         30,048         38,305
Selling, General and
Administrative Expenses       25,043         25,955         35,597
Transition Expenses           10,357         10,366         11,200
Incentive Plan Expense
(Credit)                      56,583         56,583           (571)
                           ---------      ---------      ---------
Total Operating Expenses     122,031        122,952         84,530
                           ---------      ---------      ---------

Operating Profit              44,762          6,492         64,061

Interest Expense (net)        64,487         64,493         68,403
Amort. of Def. Fin. and
Other Bank Expenses            2,135          2,131          2,897
                           ---------      ---------      ---------
Loss Before Income Taxes
and Extraordinary Item       (21,860)       (60,132)        (7,240)

Income Tax Expense
(Benefit)                     14,306           (214)        (2,790)
                           ---------      ---------      ---------
Net Loss Before
Extraordinary Item           (36,166)       (59,918)        (4,449)

Extraordinary Loss on
Early Extinguishment of
Debt (Net of Taxes)            9,211          9,211              -
                           ---------      ---------      ---------
Net Loss                   $ (45,377)     $ (69,128)     $  (4,449)
                           =========      =========      =========
Adjusted EBITDA/2/         $ 151,702      $ 113,781      $ 128,077


1. Includes first three quarters as restated.
2. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, transition, incentive plan expense (credit), amortization of deferred financing expenses, and other bank and financing expenses.

                               Aurora Foods Inc.
                           Restated EPS Calculations
                   (in thousands, except per share amounts)


                                                   Year Ended December 31,
                                           ----------------------------------------
                                                     1998
                                           ------------------------
                                           Reported        Restated        1999/1/
                                           ------------------------      ---------
Net Loss Before Extraordinary Item         $ (36,166)     $ (59,918)     $ (4,449)
Extraordinary Item                            (9,211)        (9,211)            -
                                           ---------      ---------      --------
Net Loss                                     (45,377)       (69,128)       (4,449)

Adjustments/2/                                71,987         71,993         6,148
                                           ---------      ---------      --------
Adjusted Net Income                        $  26,610      $   2,864      $  1,699
                                           =========      =========      ========

EPS before
Extraordinary Item                         $   (0.68)     $   (1.12)     $  (0.07)
Extraordinary Item
per Share                                      (0.17)         (0.17)            -
                                           ---------      ---------      --------
EPS                                        $   (0.85)     $   (1.29)     $  (0.07)
                                           =========      =========      ========
Adjusted EPS/3/                            $    0.50      $    0.05      $   0.03

Weighted Average Shares                       53,541         53,541        67,023


1.   Includes first three quarters as restated.
2. Adjustments include the after tax effect of incentive plan expense (credit), transition expenses and extraordinary items.
3. Adjusted EPS is defined as earnings per share plus Adjustments on a per share basis.

                               Aurora Foods Inc.
                Consolidated Pro Forma Statements of Operations
                                (in thousands)

                                                Pro Forma/1/ Year Ended
                                                      December 31,
                                                -----------------------
                                                   1998
                                                 Restated      1999/3/
                                                ----------   ----------
Net Sales                                       $1,211,413   $1,190,019
Cost of Goods Sold                                 504,597      508,015
Gross Profit                                       706,816      682,004
Total Brokerage, Distribution and Marketing        524,192      496,439
Total Operating Expenses                           202,530       88,238
Operating Profit (Loss)                            (19,907)      97,327
Pro-Forma Adjusted EBITDA/2/                    $  164,101   $  166,344

1. Pro Forma Statements of Operations reflect the VDK merger and Duncan Hines, Chef's Choice and Lenders acquisitions as if they had occurred on January 1, 1998.

2. Pro-Forma Adjusted EBITDA is defined as Adjusted EBITDA plus pro-forma adjustments for the VDK merger and Duncan Hines, Chef's Choice and Lenders acquisition as if they had occurred on January 1, 1998.

3.  Includes first three quarters as restated.

                               Aurora Foods Inc.
                Consolidated Quarterly Statements of Operations
                                (in thousands)


                                             Quarter Ended December 31,
                                          ---------------------------------
                                                  1998
                                          ---------------------
                                          Reported     Restated     1999
                                          ---------------------  ----------
Net Sales                                 $ 279,627   $ 276,591   $ 295,224

Cost of Goods Sold                          108,806     109,484     127,467
                                          ---------------------   ---------
Gross Profit                                170,821     167,107     167,757

Brokerage and Distribution                   25,724      26,663      34,419
Trade Promotions                             63,495      79,419      73,351
Consumer Marketing                           19,261      19,277      21,998
                                          ---------------------   ---------
Total Brokerage, Distribution
  and Marketing                             108,480     125,358     129,769
Amort. of Goodwill & Other Intangibles        8,639       8,639      10,541
Selling, General and Administrative
  Expenses                                    7,939       8,539      10,871
Transition Expenses                           4,640       4,651       2,089
                                          ---------------------   ---------
Total Operating Expenses                     21,218      21,830      23,501
                                          ---------------------   ---------
Operating Profit                             41,123      19,919      14,487

Interest Expense (net)                       14,956      14,957      21,200
Amort. of Def. Fin. and Other Bank
  Expenses                                      469         470       1,368
                                          ---------------------   ---------
Income (Loss) Before Income Taxes and
Extraordinary Item                           25,698       4,493      (8,081)

Income Tax Expense (Benefit)                 10,241          16      (3,051)
                                          ---------------------    --------
Net Income (Loss) Before Extraordinary
  Item                                       15,457       4,477      (5,030)

Extraordinary Loss on Early
  Extinguishment of Debt (Net of Taxes)        (114)       (115)          -
                                          ---------------------    --------

Net Income (Loss)                         $  15,571    $  4,592    $ (5,030)
                                          =====================    ========
Adjusted EBITDA/1/                        $  56,818    $ 35,965    $ 31,942


1. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, transition, amortization of deferred financing expenses, and other bank and financing expenses.

                               Aurora Foods Inc.
                           Restated EPS Calculations
                   (in thousands, except per share amounts)

                                               Quarter Ended December 31,
                                              ----------------------------
                                                     1998
                                              ------------------
                                              Reported  Restated    1999
                                              ------------------   -------
Net Income Before Extraordinary Item          $15,457    $ 4,477   $(5,030)
Extraordinary Item                                114        115         -
                                              ------------------   -------
Net Income (Loss)                              15,571      4,592    (5,030)

Adjustments/1/                                  2,661      2,667     1,253
                                              ------------------   -------
Adjusted Net Income (Loss)                    $18,232    $ 7,258   $(3,776)
                                              ==================   =======

EPS before Extraordinary Item                 $  0.23    $  0.07   $ (0.08)
Extraordinary Item per Share                     0.00       0.00         -
                                              ------------------   -------
EPS                                           $  0.23    $  0.07   $ (0.08)
                                              ==================   =======
Adjusted EPS/2/                               $  0.27    $  0.11   $ (0.06)

Weighted Average Shares                        67,000     67,000    67,030

1. Adjustments include the after tax effect of transition expenses and extraordinary items.
2. Adjusted EPS is defined as earnings per share plus Adjustments on a per share basis.

                               Aurora Foods Inc.
                Consolidated Quarterly Statements of Operations
                                (in thousands)

                                                                                 Quarter Ended September 30,
                                                                      ---------------------------------------------------
                                                                               1998                        1999
                                                                      -----------------------     -----------------------
                                                                      Reported      Restated      Reported      Restated
                                                                      -----------------------     -----------------------
Net Sales                                                             $220,368      $218,768      $238,275      $231,896

Cost of Goods Sold                                                      89,264        89,974       100,970       101,536
                                                                      -----------------------     -----------------------
Gross Profit                                                           131,104       128,794       137,305       130,360

Brokerage and Distribution                                              20,767        22,677        22,625        23,535
Trade Promotions                                                        49,102        61,638        44,310        47,816
Consumer Marketing                                                      15,928        15,928        15,551        16,369
                                                                      -----------------------     -----------------------
Total Brokerage, Distribution and Marketing                             85,797       100,243        82,486        87,720

Amort. of Goodwill & Other Intangibles                                   8,623         8,623         9,042         9,600
Selling, General and Administrative Expenses                             7,200         7,512         8,176         8,377
Transition Expenses                                                      1,269         1,267         2,136         1,697
                                                                      -----------------------     -----------------------
Total Operating Expenses                                                17,092        17,402        19,354        19,674
                                                                      -----------------------     -----------------------
Operating Profit                                                        28,215        11,149        35,465        22,967

Interest Expense (net)                                                  15,554        15,559        16,802        16,874
Amort. of Def. Fin. and Other Bank Expenses                                426           421           618           546
                                                                      -----------------------     -----------------------
Income (Loss) Before Income Taxes and Extraordinary Item                12,235        (4,831)       18,045         5,546

Income Tax Expense (Benefit)                                             4,132          (163)        6,877         1,719
                                                                      -----------------------     -----------------------
Net Income (Loss) Before Extraordinary Item                              8,103        (4,669)       11,168         3,828

Extraordinary Loss on Early Extinguishment of Debt (Net of Taxes)        7,449         7,449             -             -
                                                                      -----------------------     -----------------------
Net Income (Loss)                                                     $    654      $(12,118)     $ 11,168      $  3,828
                                                                      =======================     =======================
Adjusted EBITDA/1/                                                    $ 41,354      $ 24,286      $ 50,371      $ 37,868


1. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, transition, amortization of deferred financing expenses, and other bank and financing expenses.

                               Aurora Foods Inc.
                           Restated EPS Calculations
                   (in thousands, except per share amounts)

                                                                         Quarter Ended September 30,
                                                                --------------------------------------------
                                                                        1998                     1999
                                                                --------------------      ------------------
                                                                Reported    Restated      Reported  Restated
                                                                --------------------      ------------------
Net Income (Loss) Before Extraordinary Item                     $ 8,103     $ (4,669)     $11,168    $ 3,828
Extraordinary Item                                               (7,449)      (7,449)           -          -
                                                                --------------------      ------------------
Net Income (Loss)                                                   654      (12,118)      11,168      3,828
Adjustments/1/                                                    8,208        8,207        1,282      1,018
                                                                --------------------      ------------------
Adjusted Net Income (Loss)                                      $ 8,862     $ (3,911)     $12,450    $ 4,846
                                                                ====================      ==================
EPS before Extraordinary Item                                   $  0.12     $  (0.07)     $  0.17    $  0.06
Extraordinary Item per Share                                      (0.11)       (0.11)           -          -
                                                                --------------------      ------------------
EPS                                                             $  0.01     $  (0.18)     $  0.17    $  0.06
                                                                ====================      ==================
Adjusted EPS/2/                                                 $  0.13     $  (0.06)     $  0.19    $  0.07
Weighted Average Shares                                          67,000       67,000       67,030     67,030


1. Adjustments include the after tax effect of transition expenses and extraordinary items.
2. Adjusted EPS is defined as earnings per share plus Adjustments on a per share basis.

                             Aurora Foods Inc.
               Consolidated Quarterly Statements of Operations
                             (in thousands)

                                                                  Quarter Ended June 30,
                                                      ----------------------------------------------
                                                                                   1999
                                                                     -------------------------------
                                                           1998          Reported        Restated
                                                      ------------   -------------------------------
Net Sales                                                $199,813        $221,711        $214,034

Cost of Goods Sold                                         81,743          87,369          91,230
                                                      ------------   -------------------------------
Gross Profit                                              118,070         134,342         122,804

Brokerage and Distribution                                 18,857          22,031          23,634
Trade Promotions                                           45,302          47,004          50,606
Consumer Marketing                                         13,497          15,930          17,048
                                                      ------------   -------------------------------
Total Brokerage, Distribution and Marketing                77,656          84,965          91,288

Amort. of Goodwill & Other Intangibles                      8,189           9,082           9,292
Selling, General and Administrative Expenses                7,558           7,795           8,781
Transition Expenses                                         2,522           3,071           3,136
Incentive Plan Credit                                      (3,417)              -            (571)
                                                      ------------   -------------------------------
Total Operating Expenses                                   14,852          19,948          20,638
                                                      ------------   -------------------------------
Operating Profit                                           25,562          29,429          10,879

Interest Expense (net)                                     21,363          15,748          15,748
Amort. of Def. Fin. and Other Bank Expenses                   676             535             535
                                                      ------------   -------------------------------
Income (Loss) Before Income Taxes and
Extraordinary Item                                          3,523          13,146          (5,404)

Income Tax Expense (Benefit)                                  293           5,193          (1,675)
                                                      ------------   -------------------------------
Net Income (Loss) Before Extraordinary Item                 3,230           7,953          (3,730)

Extraordinary Loss on Early Extinguishment
of Debt (Net of Taxes)                                          -               -               -
                                                      ------------   -------------------------------
Net Income (Loss)                                        $  3,230        $  7,953       $  (3,730)
                                                      ============   ===============================
Adjusted EBITDA/1/                                       $ 35,770        $ 45,273        $ 26,464



1. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, transition, incentive plan credit, amortization of deferred financing expenses, and other bank and financing expenses.

                             Aurora Foods Inc.
                           Restated EPS Calculations
                   (in thousands, except per share amounts)

                                                                  Quarter Ended June 30,
                                                    -----------------------------------------------
                                                                                  1999
                                                                        ---------------------------
                                                        1998            Reported        Restated
                                                   ------------         ---------------------------
Net Income (Loss) Before Extraordinary Item           $  3,230          $  7,953        $ (3,730)
Extraordinary Item                                        -                 -                 -
                                                   ------------         ---------------------------
Net Income (Loss)                                        3,230             7,953          (3,730)

Adjustments/1/                                          (1,909)            1,843           1,310
                                                   ------------         ---------------------------
Adjusted Net Income (Loss)                            $  1,321          $  9,796        $ (2,419)
                                                   ============         ===========================
EPS before Extraordinary Item                         $   0.06          $   0.12        $  (0.06)
Extraordinary Item per Share                               -                  -               -
                                                   ------------         ---------------------------
EPS                                                   $   0.06          $   0.12        $  (0.06)
                                                   ============         ===========================
Adjusted EPS/2/                                       $   0.03          $   0.15        $  (0.04)

Weighted Average Shares                                 51,981            67,016          67,016


1. Adjustments include the after tax effect of incentive plan credit, transition expenses and extraordinary items.
2. Adjusted EPS is defined as earnings per share plus Adjustments on a per share basis.

                               Aurora Foods Inc.
                Consolidated Quarterly Statements of Operations
                                (in thousands)


                                       Quarter Ended March 31,
                                   --------------------------------
                                                      1999
                                              ---------------------
                                     1998     Reported    Restated
                                   --------   ---------------------
Net Sales                          $ 89,385   $ 261,050  $  254,264

Cost of Goods Sold                   37,734     104,128     104,703
                                   --------   ---------------------
Gross Profit                         51,651     156,922     149,560

Brokerage and Distribution            9,355      24,634      21,930
Trade Promotions                     15,568      61,373      69,508
Consumer Marketing                    7,997      22,558      21,676
                                   --------   ---------------------
Total Brokerage,
Distribution and Marketing           32,920     108,565     113,115

Amort. of Goodwill &
Other Intangibles                     4,597       8,772       8,872
Selling, General and
Administrative Expenses               2,346       7,342       7,568
Transition Expenses                   1,926       4,272       4,278
Incentive Plan Expense               60,000           -           -
                                   --------   ---------------------
Total Operating Expenses             68,869      20,386      20,717
                                   --------   ---------------------
Operating Profit                    (50,138)     27,971      15,728

Interest Expense (net)               12,614      14,579      14,581
Amort. of Def. Fin. and
Other Bank Expenses                     564         450         449
                                   --------   ---------------------
Income (Loss) Before
Income Taxes and
Extraordinary Item                  (63,316)     12,942         699

Income Tax Expense
(Benefit)                              (360)      5,112         217
                                   --------   ---------------------

Net Income (Loss) Before
Extraordinary Item                  (62,956)      7,830         482

Extraordinary Loss on
Early Extinguishment
of Debt (Net of Taxes)                1,876           -           -
                                   --------   ---------------------

Net Income (Loss)                  $(64,832)  $   7,830  $      482
                                   ========   =====================
Adjusted EBITDA/1/                 $ 17,760   $  43,947  $   31,803

1. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, transition, incentive plan, amortization of deferred financing expenses, and other bank and financing expenses.

                               Aurora Foods Inc.
                           Restated EPS Calculations
                   (in thousands, except per share amounts)


                                                     Quarter Ended March 31,
                                                  -----------------------------
                                                                    1999
                                                             ------------------
                                                    1998     Reported  Restated
                                                  -----------------------------
Net Income (Loss) Before Extraordinary Item       $(62,956)   $ 7,830  $   482
Extraordinary Item                                  (1,876)        -        -
                                                  --------    ----------------
Net Income (Loss)                                  (64,832)     7,830      482

Adjustments/1/                                      63,028      2,563    2,567
                                                  --------    ----------------
Adjusted Net Income (Loss)                        $ (1,804)   $10,393  $ 3,049
                                                  ========    ================
EPS before Extraordinary Item                     $  (2.17)   $  0.12  $  0.01
Extraordinary Item per Share                         (0.06)        -        -
                                                  --------    ----------------
EPS                                               $  (2.23)   $  0.12  $  0.01
                                                  ========    ================
Adjusted EPS/2/                                   $  (0.06)   $  0.16  $  0.05

Weighted Average Shares                             29,053     67,016   67,016


1. Adjustments include the after tax effect of incentive plan expense, transition expenses and extraordinary items.

2. Adjusted EPS is defined as earnings per share plus Adjustments on a per share basis.

                                JAMES T. SMITH

Mr. Smith has nearly 30 years of business management and marketing experience in branded food and consumer goods products.

Before joining Aurora Foods Inc. as President and Chief Executive Officer, Mr. Smith was President and Chief Operating Officer of ConAgra Frozen Prepared Foods, one of the nation's leading manufacturers and marketers of frozen foods, with annual sales of approximately $2.1 billion. During his tenure at the Frozen Prepared Foods Group, Mr. Smith completed a revitalization program that more than doubled revenue, launched over 300 new products and line improvements and increased market share for all its brands. He also led the efforts that resulted in the acquisitions of three businesses that have been important for ConAgra's growth: Marie Callender's (R), Gilardi Foods(R) and Pierce Foods(R). At ConAgra, Mr. Smith oversaw over 8,000 employees in 14 plants.

Prior to joining ConAgra, Mr. Smith served as President for The Gerber Products Company, where he was responsible for over 2,400 employees in five separate plant locations and eight profit centers.

Mr. Smith joined Gerber after a 20-year career with Procter and Gamble, where he held numerous general management and senior executive positions in the United States and Europe, including management of the Duncan Hines brands.

He received an undergraduate degree in Chemistry and an MBA from Cornell University.

                            CHRISTOPHER T. SORTWELL

Before joining Aurora Foods Inc. as Executive Vice President and Chief Financial Officer, Mr. Sortwell was EVP and CFO of The Stroh Companies, where he was responsible for all financial and strategic planning activities, including management of Stroh's leading contract-manufacturing and international businesses. During his 15-year tenure at Stroh, Mr. Sortwell expanded Stroh's international business by 15% annually and developed strong working relationships with the financial community.

Mr. Sortwell began his career with McKinsey & Company in 1980.

He has a Bachelor of Science degree in Foreign Service from Georgetown University and an MBA from the University of Chicago.